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Exhibit 99(c)(4)

Presentation to the

SPECIAL COMMITTEE OF THE
BOARD OF DIRECTORS OF

June 6, 2002

VALUE INCORPORATED

PRIVATE AND CONFIDENTIAL

CONFIDENTIAL

Confidential Material for the Special Committee of MEEMIC Holdings, Inc.

        THE ENCLOSED MATERIAL WAS COMPILED ON A CONFIDENTIAL BASIS FOR SCHIFFRIN & BARROWAY, LLP FOR USE SOLEY BY THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MEEMIC HOLDINGS, INC. ("MEMH" OR THE "COMPANY") IN ASSESSING THE MERITS OF THE COMPANY'S PROPOSED REDEMPTION OF ALL PUBLICLY TRADED SHARES. THIS DOCUMENT WAS NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE OR FILING THEREOF UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "FEDERAL SECURITIES ACTS"). THE MATERIAL WAS PREPARED FOR A SPECIFIC USE BY A SPECIFIC AUDIENCE AND WAS NOT PREPARED TO CONFORM WITH ANY DISCLOSURE STANDARDS UNDER THE FEDERAL SECURITIES LAWS. VALUE INCORPORATED ("VALUE") NOR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, ADVISORS, AGENTS OR REPRESENTATIVES WARRANTS THE ACCURACY OR COMPLETENESS OF ANY OF THE MATERIAL SET FORTH HEREIN. NOTHING CONTAINED IN THE ENCLOSED MATERIAL IS, OR SHOULD BE CONSTRUED AS, AN OPINION OF FAIRNESS OR PROMISE AS TO FUTURE PERFORMANCE. ESTIMATES, PROJECTIONS AND RESULTING VALUATIONS CONTAINED IN THE ENCLOSED MATERIAL WERE PREPARED WITH OR DERIVED FROM INFORMATION AVAILABLE IN THE PUBLIC DOMAIN WITHOUT VALUE ASSUMING RESPONSIBILITY FOR ANY INDEPENDENT VERIFICATION THEREOF. ACCORDINGLY, NO REPRESENTATION OR WARRANTY CAN BE OR IS MADE BY VALUE AS TO THE ACCURACY OR ACHIEVABILITY OF ANY SUCH ESTIMATES, PROJECTIONS OR VALUATIONS.

TABLE OF CONTENTS

I.	TRANSACTION OVERVIEW
II.	COMPANY OVERVIEW
III.	ANALYST COMMENTS AND TRADING DATA
IV.	VALUATION ANALYSIS
V.	VALUATION SUMMARY

I.    TRANSACTION OVERVIEW

Transaction Summary:	Redemption by MEMH of common shares not held by ProAssurance Corp., which owns 84% of all common shares
Consideration:	Cash transaction of $29.00 per share announced March 18, 2002, paid primarily from MEMH's existing cash resources
Tax Treatment	Taxable event at capital gains or ordinary income rates
Special Considerations:	Transaction will be in the form of a merger, but is in essence a tender offer
Conditions to Closing:	MEMH is awaiting a fairness opinion and the completion of certain regulatory issues
6/5/02 Stock Price:	High: $28.10 Low: $27.74 Close: $28.10
6/5/02 Trading Volume:	1,800 Shares

Premium Analysis

Transaction Price Compared to Closing Price:
Post-Announcement	1 Month After 1 Week After 1 Day After	0.9 0.9 0.9	% % %
Pre-Announcement	1 Day Prior 1 Week Prior 1 Month Prior	11.5 23.3 37.4	% % %

TRANSACTION ASSUMPTIONS

Transaction Price:	$29.00	per share
Number of Shares Outstanding:	× 6,674,335	shares

Implied Company Equity Value:	= $193,555,715

IMPLIED PRICING MULTIPLES

Market Capitalization to Net Income	15.79	×
Market Capitalization to Book Value	1.19
Market Capitalization to Tangible Book Value	1.46
Enterprise Value to Last 12 Months Net Premiums Earned	1.42

II.    COMPANY OVERVIEW

Corporate Profile

  •
  Offers personal lines insurance primarily to educators living in Michigan

  •
  Sales force consists of members of the educational community

  •
  Private automobile insurance represents approximately 90% of MEEMIC's direct business written

  •
  Known for excellent customer service

  •
  Enjoys a policyholder retention rate of nearly 95%

  •
  Strong balance sheet characterized by conservative loss reserving practices, conservative investment portfolio and no debt

  •
  Underwriting performance is consistently superior to peer group. Five -year average combined ratio of 93.1

  •
  Consistent growth in premiums earned, assets and shareholders' equity

  •
  Rated A- (Excellent) by A.M. Best

  •
  ProAssurance Corp. owns or controls 84%

	$ in Millions			Common Size
INCOME STATEMENTS
	2001	2000	1999	2001	2000	1999
Net Premiums Earned	$133.3	$118.5	$93.0	92.1%	90.5%	90.2%
Net Investment Income	11.2	10.8	8.3	7.7%	8.2%	8.0%
Net Realized Gain (Loss)	(1.5)	(0.1)	(0.0)	-1.1%	0.0%	0.0%
Other	1.7	1.7	1.9	1.2%	1.3%	1.8%

Total Revenue	$144.6	$130.9	$103.2	100.0%	100.0%	100.0%

Losses and LAE	93.7	77.2	62.9	64.8%	59.0%	60.9%
Policy Acquisition Costs	31.7	28.1	19.1	21.9%	21.5%	18.5%
Intangible Amortization	2.9	2.9	2.9	2.0%	2.2%	2.8%
Interest Expense	—	—	0.9	0.0%	0.0%	0.9%
Other Expense	0.1	0.2	0.0	0.1%	0.1%	0.0%

Income Before Taxes	16.2	22.5	17.3	11.2%	17.2%	16.8%
Provision for Income Taxes	4.2	6.8	5.5	2.9%	5.2%	5.4%
Other Charges (Net of Taxes)	—	—	1.5	0.0%	0.0%	1.5%

Net Income	$12.0	$15.7	$13.3	8.3%	12.0%	12.9%

	$ in Millions			Common Size
BALANCE SHEETS
	2001	2000	1999	2001	2000	1999
Investments	$192.7	$177.0	$159.7	56.4%	57.2%	58.1%
Fixed Assets	3.0	3.9	3.2	0.9%	1.3%	1.2%
Goodwill	30.5	33.4	36.3	8.9%	10.8%	13.2%
Other Assets	115.5	95.1	75.5	33.8%	30.7%	27.5%

Total Assets	$341.7	$309.5	$274.6	100.0%	100.0%	100.0%

Unpaid Losses and LAE	$124.4	$107.3	$96.0	36.4%	34.7%	35.0%
Unearned Premiums	41.3	36.8	34.1	12.1%	11.9%	12.4%
Debt	—	—	—	0.0%	0.0%	0.0%
Other Liabilities	14.9	18.9	17.3	4.4%	6.1%	6.3%
				0.0%	0.0%	0.0%
Shareholders' Equity	161.1	146.6	127.2	47.2%	47.4%	46.3%

Total Liabilities and Shareholders' Equity	$341.7	$309.5	$274.6	100.0%	100.0%	100.0%

MEMH Relative Contribution Analysis

  •
  MEMH has considerably stronger capitalization than ProAssurance based on equity to assets as well as equity to loss reserves

  •
  MEMH contributed 27% (12 months ended March 31, 2002) of ProAssurance's total revenue

  •
  MEMH contributed 84% (12 months ended March 31, 2002) of ProAssurance's total net income

  •
  MEMH trades substantially higher on all multiples of book value

  •
  MEMH trades lower on income multiples due to ProAssurance's inflated earnings multiples resulting from its poor profitability

  •
  Relative pricing of the companies indicates ProAssurance's non-MEMH business is valued by the market at 1× tangible book value and 158× earnings

III.    ANALYST COMMENTS

Excerpts from Best's Company Report for MEEMIC Insurance Company, Dated 3/15/02

A.M. Best Rating: A- (Excellent)

        The rating reflects the company's excellent profitability, strong capitalization, and targeted marketing approach  .  .  .

        Preferred risk selection and conservative loss reserving have combined to generate favorable underwriting and operating results  .  .  .

        MEEMIC's approach of "teachers serving teachers and their families" as well as, management's emphasis on high quality customer service have contributed to customer loyalty and a long-term policyholder retention rate of nearly 95%.

        [MEEMIC's favorable underwriting performance] is evidenced through the generation of a five-year average combined ratio that is consistently superior than its peers.

        Given MEEMIC's targeted underwriting approach, loyal customer base and focus on operating efficiency, Best believes that the company is well-positioned to sustain long-term profitability.

Combined Ratio Comparison

	1997	1998	1999	2000	2001
MEEMIC	92.9	92.1	93.3	90.5	95.8
Industry Composite	100.6	105.6	106.1	111.3	—

Data from Valuation Prepared by Raymond James & Associates, Inc., Dated March 2002

Value per Share
Valuation Focus Range	$30-$40
Est. Range of Comparable Companies	$20-$60
Est. Range of Precedent Transactions	$15-$90
Discounted Cash Flow Median Value (based on management's projections)	$33.38

V.    VALUATION ANALYSIS

Comparison to Publicly Traded Peers

BALANCE SHEETS

	MEEMIC Holdings, Inc.	21st Century Insurance Group	Commerce Group, Inc.	Harleysville Group, Inc.	Kingsway Financial Services, Inc.	Merchants Group, Inc.	Mercury General Corp.	Progressive Corp.	State Auto Financial Corp.	Vesta Insurance Group, Inc.
	($ in millions)
Investments	$189.1	$860.0	$1,373.7	$1,617.1	$1,183.1	$209.7	$1,975.3	$8,788.6	$1,165.1	$1,042.7
Fixed Assets	2.7	178.4	41.6	29.6	40.4	—	45.9	499.9	13.1	20.1
Goodwill	30.5	—	—	—	76.6	—	—	—	2.0	134.1
Other Assets	126.5	323.5	857.1	585.8	657.9	71.0	366.0	2,555.7	228.8	774.1

Total Assets	$348.7	$1,361.9	$2,272.4	$2,232.5	$1,958.0	$280.7	$2,387.2	$11,844.2	$1,409.0	$1,971.0

Unpaid Losses and LAE	$127.5	$352.6	$697.4	$889.7	$646.9	$152.9	$552.5	$3,295.3	$537.6	$298.7
Unearned Premiums	43.8	236.9	652.0	382.5	516.7	45.8	455.8	2,942.7	340.1	271.2
Debt	—	—	—	96.1	144.6	0.6	129.6	1,095.9	45.5	284.4
Minority Interest	—	—	4.5	—	—	—	—	—	—	—
Other Liabilities	14.3	115.6	83.4	273.2	96.0	15.9	179.1	1,140.6	75.4	836.2
Shareholders' Equity	163.1	656.8	835.1	591.0	553.8	65.4	1,070.2	3,369.7	410.4	280.4

Total Liabilities and Shareholders' Equity	$348.7	$1,361.9	$2,272.4	$2,232.5	$1,958.0	$280.7	$2,387.2	$11,844.2	$1,409.0	$1,971.0

Investments	54.2%	63.1%	60.5%	72.4%	60.4%	74.7%	82.7%	74.2%	82.7%	52.9%
Fixed Assets	0.8%	13.1%	1.8%	1.3%	2.1%	0.0%	1.9%	4.2%	0.9%	1.0%
Goodwill	8.7%	0.0%	0.0%	0.0%	3.9%	0.0%	0.0%	0.0%	0.1%	6.8%
Other Assets	36.3%	23.8%	37.7%	26.2%	33.6%	25.3%	15.3%	21.6%	16.2%	39.3%

Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Unpaid Losses and LAE	36.6%	25.9%	30.7%	39.9%	33.0%	54.5%	23.1%	27.8%	38.2%	15.2%
Unearned Premiums	12.6%	17.4%	28.7%	17.1%	26.4%	16.3%	19.1%	24.8%	24.1%	13.8%
Debt	0.0%	0.0%	0.0%	4.3%	7.4%	0.2%	5.4%	9.3%	3.2%	14.4%
Minority Interest	0.0%	0.0%	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Liabilities	4.1%	8.5%	3.7%	12.2%	4.9%	5.7%	7.5%	9.6%	5.3%	42.4%
Shareholders' Equity	46.8%	48.2%	36.7%	26.5%	28.3%	23.3%	44.8%	28.5%	29.1%	14.2%

Total Liabilities and Shareholders' Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

INCOME STATEMENTS

	MEEMIC Holdings, Inc.	21st Century Insurance Group	Commerce Group, Inc.	Harleysville Group, Inc.	Kingsway Financial Services, Inc.	Merchants Group, Inc.	Mercury General Corp.	Progressive Corp.	State Auto Financial Corp.	Vesta Insurance Group, Inc.
	($ in millions)
Net Premiums Earned	$136.6	$864.6	$1,071.1	$735.1	$1,021.0	$93.7	$1,443.4	$7,455.4	$666.5	$333.2
Net Investment Income	11.2	45.4	97.5	85.7	52.8	12.3	116.0	424.2	51.7	62.0
Net Realized Gain (Loss)	(1.5)	5.5	(3.8)	(0.2)	13.9	(0.6)	2.3	(124.2)	2.9	(1.8)
Other	1.8	(1.0)	28.0	15.1	—	0.8	4.5	27.6	14.2	45.9

Total Revenue	$148.1	$914.6	$1,192.8	$835.6	$1,087.7	$106.2	$1,566.2	$7,783.0	$735.2	$439.3

Losses and LAE	97.6	830.2	797.5	520.6	720.7	74.3	1,048.3	5,345.5	508.5	201.6
Policy Acquisition Costs	31.9	105.0	263.9	179.7	204.0	24.8	315.8	895.7	199.0	71.7
Operating Costs and Expenses	—	—	—	66.5	87.0	5.9	—	—	—	97.7
Intangible Amortization	2.2	—	—	—	4.4	—	—	—	—	3.0
Interest Expense	—	—	—	6.0	11.7	—	6.9	58.0	2.2	16.9
Other Expense	0.0	25.8	—	4.9	—	—	64.1	758.3	9.3	63.5

Income Before Taxes	16.3	(46.5)	131.4	57.9	60.0	1.2	131.1	725.5	16.1	(15.0)
Provision for Income Taxes	4.1	(22.2)	29.3	10.8	8.0	0.4	21.5	224.5	(3.2)	(5.4)
Other Charges (Net of Taxes)	—	—	(10.1)	—	—	—	—	—	—	(20.6)

Net Income	$12.3	$(24.3)	$92.0	$47.1	$52.0	$0.8	$109.6	$501.0	$19.2	$(30.2)

Net Premiums Earned	92.3%	94.5%	89.8%	88.0%	93.9%	88.2%	92.2%	95.8%	90.6%	75.8%
Net Investment Income	7.5%	5.0%	8.2%	10.3%	4.9%	11.6%	7.4%	5.5%	7.0%	14.1%
Net Realized Gain (Loss)	-1.0%	0.6%	-0.3%	0.0%	1.3%	-0.5%	0.1%	-1.6%	0.4%	-0.4%
Other	1.2%	-0.1%	2.3%	1.8%	0.0%	0.7%	0.3%	0.4%	1.9%	10.5%

Total Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Losses and LAE	65.9%	90.8%	66.9%	62.3%	66.3%	69.9%	66.9%	68.7%	69.2%	45.9%
Policy Acquisition Costs	21.5%	11.5%	22.1%	21.5%	18.8%	23.4%	20.2%	11.5%	27.1%	16.3%
Operating Costs and Expenses	0.0%	0.0%	0.0%	8.0%	8.0%	5.6%	0.0%	0.0%	0.0%	22.2%
Intangible Amortization	1.5%	0.0%	0.0%	0.0%	0.4%	0.0%	0.0%	0.0%	0.0%	0.7%
Interest Expense	0.0%	0.0%	0.0%	0.7%	1.1%	0.0%	0.4%	0.7%	0.3%	3.8%
Other Expense	0.0%	2.8%	0.0%	0.6%	0.0%	0.0%	4.1%	9.7%	1.3%	14.5%

Income Before Taxes	11.0%	-5.1%	11.0%	6.9%	5.5%	1.1%	8.4%	9.3%	2.2%	-3.4%
Provision for Income Taxes	2.8%	-2.4%	2.5%	1.3%	0.7%	0.4%	1.4%	2.9%	-0.4%	-1.2%
Other Charges (Net of Taxes)	0.0%	0.0%	-0.8%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-4.7%

Net Income	8.3%	-2.7%	7.7%	5.6%	4.8%	0.7%	7.0%	6.4%	2.6%	-6.9%

PRICING COMPARISON

	MEEMIC Holdings, Inc.	21st Century Insurance Group	Commerce Group, Inc.	Harleysville Group, Inc.	Kingsway Financial Services, Inc.	Merchants Group, Inc.	Mercury General Corp.	Progressive Corp.	State Auto Financial Corp.	Vesta Insurance Group, Inc.
	($ in millions)
Share Price, 6/4/02	$29.000	$20.670	$39.580	$26.930	$12.300	$24.750	$47.870	$58.140	$16.230	$4.270
Shares Outstanding (in millions)	6.67	85.37	32.95	29.58	48.72	2.11	54.30	220.20	38.98	36.47

Market Capitalization	193.6	1,764.6	1,304.2	796.6	599.3	52.2	2,599.3	12,802.4	632.6	155.7
Plus Debt	—	—	—	96.1	144.6	0.6	129.6	1,095.9	45.5	284.4

Enterprise Value	193.6	1,764.6	1,304.2	892.6	743.9	52.8	2,728.9	13,898.3	678.1	440.2

	* $29 offer price used for MEEMIC in lieu of market closing price.
Ratio of Debt to Enterprise Value	0.0%	0.0%	0.0%	10.8%	19.4%	1.1%	4.7%	7.9%	6.7%	64.6%
Ratio of Market Capitalization to:											Peer Average	Peer Median
Net Income	15.79	n/a	14.18	16.91	11.52	69.54	23.72	25.55	32.88	n/a	27.76	23.72
Book Value	1.19	2.69	1.56	1.35	1.08	0.80	2.43	3.80	1.54	0.56	1.76	1.54
Tangible Book Value	1.46	2.69	1.56	1.35	1.26	0.80	2.43	3.80	1.55	1.06	1.83	1.55
Ratio of Enterprise Value to:
Net Premium Earned	1.42	2.04	1.22	1.21	0.73	0.56	1.89	1.86	1.02	1.32	1.32	1.22
Book Value plus Debt	1.19	2.69	1.56	1.30	1.07	0.80	2.27	3.11	1.49	0.78	1.67	1.49
Tangible Book Value plus Debt	1.46	2.69	1.56	1.30	1.20	0.80	2.27	3.11	1.49	1.02	1.72	1.49

Indications of Value from Publicly Traded Peers

Indicator	Avg. Multiple	Value Indication (per Share)
MC/Net Income	27.76x	$50.97
MC/Book Value	1.76x	$42.91
MC/Tangible Book Value	1.83x	$36.42
EV/Net Premium Earned	1.32x	$26.19
EV/(BV + Debt)	1.67x	$40.91
EV/(TBV + Debt)	1.72x	$34.11
	Average:	$38.58
	Median:	$38.66

Premiums (Discounts) on Broad Market

Effective Date	Target	Acquirer	% Acquired	1-Day Premium	1-Week Premium	1-Month Premium
01 Jan 01	AXA Financial Inc	AXA Group	40.00	4.56	9.81	34.27
31 Jan 01	Holt's Cigar Holding Inc	HCH Acquisition Corp	26.00	57.14	44.26	54.39
21 Feb 01	Infinity Broadcasting Corp	Viacom Inc	35.70	(6.69)	(12.14)	(7.02)
09 Mar 01	Hertz Corp	Ford Motor Co	18.50	46.39	42.71	12.03
16 Mar 01	Azurix Corp	Enron Corp	NA	135.09	135.09	134.06
12 Apr 01	Vitaminshoppe.com Inc	Vitamin Shoppe Industries Inc	36.00	220.00	113.33	166.67
18 May 01	Intercontinental Life Corp	Financial Industries Corp	NA	4.88	14.18	25.28
01 Jul 01	Berlitz International Inc	Benesse Corp	22.80	106.25	103.08	112.90
13 Jul 01	BHC Communications Inc	News Corp Ltd	23.90	16.40	13.40	10.00
31 Jul 01	Uno Restaurant Corp	Investor Group	NA	33.33	60.82	43.12
21 Aug 01	CSFBdirect	Credit Suisse First Boston	8.00	140.00	102.02	73.91
31 Aug 01	NPC International Inc	O Gene Bicknell	35.00	11.33	6.82	32.00
31 Aug 01	Peapod Inc	Koninklijke Ahold NV	42.00	72.00	76.23	90.27
06 Sep 01	Bacou USA Inc	Bacou SA	NA	21.79	17.28	11.33
28 Sep 01	Westfield America Inc	Westfield America Trust	22.50	12.46	11.68	14.54
09 Sep 01	Unigraphics Solutions Inc	Electronic Data Systems Corp	NA	52.94	68.83	80.76
01 Oct 01	NCH Corp	Investor Group	45.74	33.96	33.59	18.78
05 Oct 01	Zengine Inc (Miami Computer Supply Corp)	MCSi Inc	42.77	(1.30)	3.26	(1.30)
10 Oct 01	TD Waterhouse Group Inc (Toronto-Dominion Bank)	Toronto-Dominion Bank	11.20	53.23	49.14	32.87
12 Oct 01	Liberty Digital Inc (AT&T Corp)	Liberty Media Corp	10.44	10.07	3.04	(28.17)
15 Oct 01	IIC Industries Inc (CP Holdings Ltd)	CP Holdings Ltd	20.00	(16.00)	(17.65)	(22.22)
23 Oct 01	Transcontinental Realty Investors Inc	American Realty Investors (Basic Capital Management Inc)	37.88	45.83	38.89	27.27
30 Oct 01	Income Opportunity Realty Investors Inc	Sutter Capital Management LLC	97.69	46.48	(15.31)	97.72
07 Nov 01	Aquila Inc (Utilicorp United Inc)	UtiliCorp United Inc	20.00	15.00	12.74	(16.07)
09 Nov 01	Thermo Fibergen Inc (Kadant Inc)	Kadant Inc	4.68	7.59	3.66	1.19
16 Nov 01	Ugly Duckling Corp	Ernest C Garcia II	39.48	41.77	42.91	45.87
16 Nov 01	Sun Community Bancorp Ltd (Capital Bancorp Ltd)	Capitol Bancorp Ltd, Lansing, Michigan	53.32	5.50	0.57	0.00
16 Jan 02	National Steel Corp (NKK Corp)	United States Steel Corp	47.00	(3.66)	(2.42)	4.98
04 Feb 02	Intimate Brands Inc (Limited Inc)	Limited Inc	18.23	10.18	17.96	24.75
15 Feb 02	NRG Energy Inc (Xcel Energy Inc)	Xcel Energy Inc	27.04	28.60	33.96	(3.09)
19 Feb 02	Income Opportunity Realty Investors Inc	American Realty Investors (Basic Capital Management Inc)	40.10	9.83	(27.62)	6.98
19 Feb 02	Travelocity.com Inc (Sabre Holdings Corp)	Sabre Holdings Corp	34.53	45.83	40.28	22.48
22 Feb 02	United Park City Mines Co	Capital Group Partners LLC	45.66	31.58	29.87	29.87
27 Feb 02	EuroWeb International Corp (Koninklijke KPN NV)	Everest Acquisition Corp (Koninklijke KPN NV)	67.16	15.38	27.66	102.70
08 Mar 02	Hawker Pacific Aerospace	Lufthansa Technik AG (Deutsche Lufthansa)	26.24	2.52	3.17	25.48
18 Mar 02	McAfee.com Corp (Networks Associates Inc)	Network Associates Inc	31.67	12.93	0.86	8.00
18 Apr 02	Partsbase Inc	Investor Group	34.79	(7.27)	(1.92)	32.47
16 May 02	Balanced Care Corp	IPC Advisors SARL	46.71	150.00	177.78	150.00
16 May 02	Electric Lightwave Inc (Citizens Utilities Co)	Citizens Communications Co	16.43	105.88	79.49	(10.26)
21 May 02	Engage Inc (CMGI Inc)	CMGI Inc	24.83	20.00	26.32	4.35
		Average	24.19	39.80	34.19	36.08
		Median	20.00	20.90	22.14	25.02

Transaction Criteria

Target Country:	United States
Deal Form:	Acquired Remaining Interest
Deal Value:	> $0
Time Frame:	2001 - Present

Summary Statistics

        Total Data Points: 40

	% Acquired	1-Day Premium	1-Week Premium	1-Month Premium
Average	24.2%	39.8%	34.2%	36.1%
Median	20.0%	20.9%	22.1%	25.0%
High		220.0%	177.8%	166.7%
Low		(16.0%)	(27.6%)	(28.2%)

Applied Premium-Based Valuation: Broad Market

Green numbers indicate implied prices above the announced price

Red numbers indicate implied prices below the announced price

		1-Day Premium	1-Week Premium	1-Month Premium
	Average	39.8%	34.2%	36.1%
1 Day Prior	$26.00	$36.35
1 Week Prior	$23.52		$31.56
1 Month Prior	$21.10			$28.72
	Median	20.9%	22.1%	25.0%
1 Day Prior	$26.00	$31.43
1 Week Prior	$23.52		$28.72
1 Month Prior	$21.10			$26.38

Per Share Range
of Value Indications

Average	$30.53
Median	$30.08
Standard Deviation	3.45
Average + 1 StDev	$33.98
Average - 1 StDev	$27.07

Analysis of Transaction Peers

Completion Date	Buyer	Target	Ticker	Line of Business	Deal Value ($M)	Percent Acquired	Market Capitalization ($M)	Total Debt ($000)	Enterprise Value ($M)	Book Equity ($000)	Tangible Book Equity ($000)	Net Income ($000)
04/18/2002	Investor Group—Executive Committee of the Preserver Group	Preserver Group, Inc.	PRES	Automobile, Multi-Peril, Workers' comp	16.5	100.00	16.50	21,500	38.00	32,337	30,891	116
10/16/2001	Safety Holdings, Inc.	Thomas Black Corporation	n/a	Automobile, Multi-Peril	121.1	100.00	121.10	13,809	134.91	212,951	212,951	19,274
04/10/2001	American National Insurance Company	Farm Family Holdings, Inc.	FFH	Automobile, Environmental, Liability, Marine, Multi-Peril, Workers' comp	278.9	100.00	278.90	—	278.90	206,231	178,791	31,661
06/27/2001	Medical Assurance, Inc.	Professionals Group Inc.	PICM	Automobile, Medical malpractice, Multi-Peril	236.6	100.00	236.60	17,500	254.10	219,793	n/a	23,630
03/03/2000	Farmers Insurance Exchange	Foremost Corporation of America	FOM	Automobile, Liability, Multi-Peril	812.8	100.00	812.80	85,251	898.05	268,484	268,484	53,544
06/21/1999	P]rofessionals Group Inc.	MEEMIC Holdings, Inc.	n/a	Automobile, Multi-Peril	27.6	41.86	65.93	21,500	87.43	52,784	14,247	4,588
08/18/1998	Fund American Enterprises Holdings, Inc.	Folksamerica Holding Company, Inc.	n/a	Automobile, Environmental, Liability, Marine, Multi-Peril, Other P&C	169.1	50.00	338.20	55,553	393.75	254,990	n/a	35,872
11/12/1998	Nationwide Mutual Insurance Company	ALLIED Group, Inc.	GRP	Automobile, Liability, Multi-Peril, Workers' comp	1,488.9	83.51	1,782.90	139,686	1,922.59	447,415	447,415	67,418

Source: SNL Insurance M&A DataSource

			Ratio of Market Capitalization to:			Ratio of Enterprise Value to:
Completion Date	Buyer	Target	Book Value	Tangible Book Value	Net Income	Book Value plus Debt	Tangible Book Value plus Debt
04/18/2002	Investor Group—Executive Committee of the Preserver Group	Preserver Group, Inc.	0.51	0.53	142.24	0.71	0.73
10/16/2001	Safety Holdings, Inc.	Thomas Black Corporation	0.57	0.57	6.28	0.59	0.59
04/10/2001	American National Insurance Company	Farm Family Holdings, Inc.	1.35	1.56	8.81	1.35	1.56
06/27/2001	Medical Assurance, Inc.	Professionals Group Inc.	1.08	n/a	10.01	1.07	n/a
03/03/2000	Farmers Insurance Exchange	Foremost Corporation of America	3.03	3.03	15.18	2.54	2.54
06/21/1999	Professionals Group Inc.	MEEMIC Holdings, Inc.	1.25	4.63	14.37	1.18	2.45
08/18/1998	Fund American Enterprises Holdings, Inc.	Folksamerica Holding Company, Inc.	1.33	n/a	9.43	1.27	n/a
11/12/1998	Nationwide Mutual Insurance Company	ALLIED Group, Inc.	3.98	3.98	26.45	3.27	3.27
		Average	1.64	2.38	29.10	1.50	1.86

Source: SNL Insurance M&A DataSource

Indications of Value from Transaction Peers

Indicator	Avg. Multiple	Value Indication (per Share)
MC/Net Income	29.10 x	$53.43
MC/Book Value	1.64 x	$40.00
MC/Tangible Book Value	2.38 x	$47.38
EV/(BV + Debt)	1.50 x	$36.60
EV/(TBV + Debt)	1.86 x	$36.90
	Average:	$42.86
	Median:	$40.00

Premiums (Discounts) on Transaction Peers

Effective Date	Target	Acquirer	% Acquired	1-Day Premium	1-Week Premium	1-Month Premium
04/18/2002	Preserver Group, Inc.	Investor Group—Executive Committee of the Preserver Group	100.00	49.04	45.68	49.04
04/10/2001	Farm Family Holdings, Inc.	American National Insurance Company	100.00	36.94	43.11	39.11
06/27/2001	Professionals Group Inc.	Medical Assurance, Inc.	100.00	62.50	96.23	54.67
03/03/2000	Foremost Corporation of America	Farmers Insurance Exchange	100.00	24.79	20.62	21.88
11/12/1998	ALLIED Group, Inc.	Nationwide Mutual Insurance Company	83.51	73.87	79.50	52.59
		Average		49.43	57.03	43.46
		Median		49.04	45.68	49.04

Transaction Criteria

Target Country:	United States
Company Description:	Automobile Insurance (Personal Lines)
Deal Value:	> $0
Time Frame:	1998 - Present
Other:	Profitable, Tangible Book Value Available

Summary Statistics

        Total Data Points: 5

	% Acquired	1-Day Premium	1-Week Premium	1-Month Premium
Average	96.7%	49.4%	57.0%	43.5%
Median	100.0%	49.0%	45.7%	49.0%
High		73.9%	96.2%	54.7%
Low		24.8%	20.6%	21.9%

Applied Premium-Based Valuation: Transaction Peers

Green numbers indicate implied prices above the announced price

Red numbers indicate implied prices below the announced price

		1-Day Premium	1-Week Premium	1-Month Premium
	Average	49.4%	57.0%	43.5%
1 Day Prior	$26.00	$38.85
1 Week Prior	$23.52		$36.93
1 Month Prior	$21.10			$30.27
	Median	49.0%	45.7%	49.0%
1 Day Prior	$26.00	$38.75
1 Week Prior	$23.52		$34.26
1 Month Prior	$21.10			$31.45

Per Share Range
of Value Indications

Average	$35.09
Median	$35.60
Standard Deviation	3.69
Average + 1 StDev	$38.78
Average - 1 StDev	$31.39

VI.    VALUATION SUMMARY

Summary of Indicated Values

Indicated Value Ranges	Public Peers	M&A Peers	Broad Premium	Peer Premium	Raymond James
High	50.97	53.43	36.35	38.85	40.00
Low	26.19	36.60	26.38	30.27	30.00

Preliminary Range:                                    $33 - $38 per share

QuickLinks

  Exhibit 99(c)(4)
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